SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2005

Moldflow Corporation

(Exact name of registrant as specified in charter)

Delaware	000-30027	04-3406763

(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

430 Boston Post Road, Wayland, MA 01778
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 358-5848

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Employment Agreement between Christopher L. Gorgone and Moldflow Corporation
EX-10.2 Transitional Services Agreement between Suzanne E. MacCormack and Moldflow Corporation
EX-99.1 Press Release issued by Moldflow Corporation dated January, 10 2005

Item 1.01. Entry into a Material Definitive Agreement

Christopher L. Gorgone will be appointed Executive Vice President of Finance and Chief Financial Officer of Moldflow Corporation (the “Company”), effective on or about February 3, 2005. The Company and Mr. Gorgone have entered into an Employment Agreement, dated January 10, 2005, (the “Agreement”) which is described herein.

The Agreement is for an initial period of one year, and is automatically extended for one additional year on the anniversary date unless either party has given notice that it does not wish to extend the Agreement. The Agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to Mr. Gorgone. The Agreement requires him to refrain from competing with the Company and from soliciting the Company’s employees for a period of twelve months following termination for any reason. The Agreement also provides for certain payments and benefits should his employment be terminated because of death or disability, by him for good reason or by the Company without cause, as further defined in the Agreement. In general, in the case of a termination by Mr. Gorgone for good reason, or by the Company without cause, Mr. Gorgone would receive one year of cash compensation, including base salary and an average of cash bonuses paid over a certain number of years, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next twelve months. Upon a change of control, as defined in the Agreement, he is eligible for payment of eighteen months of cash compensation, including base salary and on-target cash bonus for the current fiscal year, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock. The employment agreement between Christopher L. Gorgone and Moldflow Corporation is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2005, the Company and Suzanne E. MacCormack entered into a Transitional Services Agreement which sets forth the services to be provided by Ms. MacCormack to the Company between such date and the effective date of her resignation from the Company. Under the Transitional Services Agreement, Ms. MacCormack will remain employed by the Company through February 15, 2005. The Transitional Services Agreement is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2005, Moldflow Corporation announced that Christopher L. Gorgone, 55, has been appointed to serve as Executive Vice President of Finance and Chief Financial Officer, which position will be effective on or about February 3, 2005, following the resignation of such positions by Suzanne E. MacCormack. Mr. Gorgone joined Moldflow on January 10, 2005, and will be working with Ms. MacCormack during a brief transitional period. In his most recent position, Mr. Gorgone served as a consultant for the Nuzzo Group providing operational, accounting and financial expertise to a start up company in the financial services industry. Prior to that, Mr. Gorgone served in various roles at both ACT Electronics and its predecessor company ACT Manufacturing, a contract manufacturer, including roles as Vice President of Administration, Treasurer and CFO. Mr. Gorgone’s other relevant experience includes the role of Vice President of Finance for World Care Inc., an “e-health” company. This matter

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is discussed further in the press release issued by Moldflow Corporation on January 10, 2005 which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As described in Item 1.01 above, Mr. Gorgone has also entered into an employment agreement with the Company. The description of the employment agreement between Mr. Gorgone and Moldflow Corporation from Item 1.01 is incorporated herein by reference, and the employment agreement attached to this Form 8-K as Exhibit 10.1 is also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1 - Employment Agreement between Christopher L. Gorgone and Moldflow Corporation.

Exhibit 10.2 - Transitional Services Agreement between Suzanne E. MacCormack and Moldflow Corporation.

Exhibit 99.1 - Press Release issued by Moldflow Corporation dated January 10, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLDFLOW CORPORATION

Date: January 12, 2005	By: /s/ Suzanne E. MacCormack
	Name:	Suzanne E. MacCormack
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Christopher L. Gorgone and Moldflow Corporation.

10.2	Transitional Services Agreement between Suzanne E. MacCormack and Moldflow Corporation

99.1	Press Release issued by Moldflow Corporation dated January 10, 2005.

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